UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                                                                                September 10, 2009

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3590 East Columbia Street, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 10, 2009, with a start date of December 1, 2009, Joseph C. Hayden, the Chief Operating Officer of Applied Energetics, Inc. (the “Company”), entered into a Sales Plan with a brokerage firm under Rule 10b5-1 of the Securities Exchange Act of 1934.  Such plans allow a corporate insider to gradually diversify holdings of his company’s common stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by a person while in possession of material nonpublic information.

Mr. Hayden’s 10b-5-1 plan provides for the sales of 580,000 shares of the Company’s common stock per calendar quarter over a 12-month period beginning on December 1, 2009; up to a maximum of 580,000 shares, with a minimum sales prices of $1.00 as to 400,000 of the shares, $1.50 as to 120,000 of the shares and $2.00 as to 60,000 of the shares.  All sales under the 10b5-1 plans are subject to the terms and conditions thereof.  Under the plan, Mr. Hayden represented and agreed not to make any other open market sales of the Company’s common stock until the plan terminates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC. (Registrant)

By:	/s/ Joseph Hayden
Joseph Hayden Chief Operating Officer

Date:  September 11, 2009